Exhibit 99.1

2007 NAMED EXECUTIVE OFFICER BONUS AMOUNTS1

Stephen J. Scarborough	$0
Michael Cortney	$0	[2]
Andrew H. Parnes	$1,625,000
Scott D. Stowell	$400,000
Bruce F. Dickson	$300,000

[1]	All bonuses will be paid in cash.

[2]	Mr. Cortney retired from the Company effective March 15, 2007. No bonus program was established for 2007 for Mr. Cortney.